                                   UNDERTAKING


TO:  TROPHY CAPITAL INC.
     (to be renamed LMS Medical Systems Inc.)


     WHEREAS each of the undersigned holds that number of common shares (the "Shares") and warrants (the "Warrants") to purchase common shares of Trophy Capital Inc. ("Trophy") set out in Schedule "A" hereto;

     In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each of the undersigned hereby undertakes and agrees (i) not to sell the Shares, the Warrants or any common shares of the Company issuable upon exercise of the Warrants, except in accordance with Schedule "B" hereto, and
(ii) not to engage in any short selling activities of any kind with respect to any shares in the capital of Trophy (including for greater certainty, the borrowing or lending of any shares in the capital of Trophy) on or prior to April 1, 2007.

     Notwithstanding the foregoing, each of the undersigned may, at any time during the six month period preceding the applicable expiry date of any Warrants held by the undersigned, exercise any such Warrants and sell the common shares issuable upon exercise thereof.

     DATED as of the ______ day of April, 2004.

                                         o


                                         By: ___________________________________
                                                Authorized Signing Officer


                                         o


                                         By: ___________________________________
                                                Authorized Signing Officer

                                  SCHEDULE "A"

--------------------------------------------------------------------------------
NAME OF REGISTERED HOLDER    NUMBER OF SHARES AND WARRANTS    CERTIFICATE NUMBER
                                SUBJECT TO UNDERTAKING
--------------------------------------------------------------------------------
                             Common Shares:

                             Warrants:
--------------------------------------------------------------------------------

                                  SCHEDULE "B"


The Shares and the Warrants will be released from the Undertaking in accordance with the following timetable:

--------------------------------------------------------------------------------
The date of the completion of the Proposed              20% of Shares
Qualifying Transaction involving Trophy                 20% of Warrants
Capital Inc. and LMS Medical Systems Ltd.
anticipated to occur on April 1, 2004

--------------------------------------------------------------------------------
The first anniversary of the completion of              20% of Shares
the Proposed Qualifying Transaction                     20% of Warrants

--------------------------------------------------------------------------------
The second anniversary of the completion of             30% of Shares
the Proposed Qualifying Transaction                     30% of Warrants

--------------------------------------------------------------------------------
The third anniversary of the completion of              30% of Shares
the Proposed Qualifying Transaction                     30% of Warrants

--------------------------------------------------------------------------------